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                      AGREEMENT AND PLAN OF REORGANIZATION
                                      among
                                EFTC CORPORATION
                     RM ELECTRONICS ACQUISITION CORPORATION
                                       and
                              RM ELECTRONICS, INC.
                          (d/b/a Personal Electronics)
                           dated as of March 31, 1998






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                                                        -1-

                                TABLE OF CONTENTS

                                                                            Page

RECITALS .........................................................1

AGREEMENT.........................................................1

ARTICLE I

         THE MERGER...............................................1
         1.1        The Merger....................................1
         1.2        The Closing...................................2
         1.3        Effective Time................................2
         1.4        Certain Tax Positions.........................2
         1.5        Effect of Merger..............................2

ARTICLE II

         SURVIVING CORPORATION....................................2
         2.1        Articles of Incorporation.....................2
         2.2        Bylaws........................................3
         2.3        Directors.....................................3
         2.4        Officers......................................3

ARTICLE III

         EFFECT OF MERGER ON CAPITAL STOCK........................3
         3.1        Effect on Capital Stock.......................3
         3.2        Exchange of Certificates......................4
         3.3        No Further Ownership Rights in Personal
                    Electronics Common Stock......................4

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF PERSONAL ELECTRONICS...5
         4.1        Organization, Standing and Power..............5
         4.2        Capitalization; Shareholders..................5
         4.3        Subsidiaries..................................6
         4.4        Due Authorization.............................6
         4.5        Financial Statements..........................7
         4.6        Absence of Certain Changes....................7
         4.7        Liabilities...................................8
         4.8        Accounts Receivable...........................8
         4.9        Litigation....................................8
         4.10       Restrictions on Business Activities...........8

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                                                                 Page

         4.11       Governmental Authorization....................9
         4.12       Contracts and Commitments.....................9
         4.13       Title to Property.............................9
         4.14       Intellectual Property........................10
         4.15       Environmental Matters........................11
         4.16       Taxes........................................12
         4.17       S Corporation and Other Matters..............13
         4.18       Employee Benefit Plans.......................13
         4.19       Employee Matters.............................15
         4.20       Interested Party Transactions................15
         4.21       Insurance....................................16
         4.22       Compliance With Laws.........................16
         4.23       Major Customers..............................16
         4.24       Suppliers....................................16
         4.25       Inventory....................................16
         4.26       Product Warranty and Product Liability.......17
         4.27       Minute Books.................................17
         4.28       Brokers' and Finders' Fees...................17
         4.29       Disclosure...................................17
         4.30       Hart-Scott-Rodino............................18
         4.31       Pooling-of-Interests Treatment...............18
         4.32       Applicability of Disclosure..................19
         4.33       Conduct of Business..........................19

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.20
         5.1        Organization, Standing and Power.............20
         5.2        Capitalization...............................21
         5.3        Due Authorization............................21
         5.4        SEC Documents; Financial Statements..........22
         5.5        Absence of Certain Changes...................23
         5.6        Compliance with Laws.........................23
         5.7        Brokers' and Finders' Fees...................23
         5.8        Pooling-of-Interests Treatment...............23
         5.9        Reliance.....................................23
         5.10       Terms of the Merger..........................23

ARTICLE VI

         CONDUCT PRIOR TO EFFECTIVE TIME.........................25
         6.1        No Solicitation; Acquisition Proposals.......25

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                                                                 Page

         6.2        Notice of Breach.............................26

ARTICLE VII

         ADDITIONAL COVENANTS....................................26
         7.1        Access to Information........................26
         7.2        Confidentiality..............................26
         7.3        Publicity....................................27
         7.4        Filings; Cooperation.........................27
         7.5        Employment Matters...........................27
         7.6        Stock Options................................27
         7.7        Director Nominee.............................28
         7.8        Further Assurances...........................28
         7.9        Certain Tax Matters..........................28
         7.10       Repayment and Cancellation of Notes..........29
         7.11       Pooling-of-Interests.........................29
         7.12       Publication of Financial Information.........29
         7.13       Allocation of Taxes..........................30
         7.14       Listing......................................31

ARTICLE VIII

         CONDITIONS PRECEDENT....................................31
         8.1        Conditions to Obligations of Each Party to
                    Effect the Merger............................31
         8.2        Additional Conditions to Obligations of
                    Personal Electronics to Effect the Merger....32
         8.3        Additional Conditions to the Obligations
                    of Parent and Merger Sub to Effect the
                    Merger...................................... 33

ARTICLE IX

         RESTRICTIONS ON TRANSFER................................34
         9.1        Legends......................................34
         9.2        Notice of Proposed Dispositions..............35

ARTICLE X

         TERMINATION, AMENDMENT AND WAIVER.......................35
         10.1       Termination..................................35
         10.2       Effect of Termination........................36
         10.3       Amendment....................................36
         10.4       Extension; Waiver............................36

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ARTICLE XI

         GENERAL PROVISIONS......................................36
         11.1       Survival of Representations and Warranties...36
         11.2       Indemnification by Parent....................37
         11.3       Notices......................................37
         11.4       Interpretation...............................38
         11.5       Counterparts.................................39
         11.6       Entire Agreement; Nonassignability;
                    Parties in Interest..........................39
         11.7       Severability.................................39
         11.8       Remedies Cumulative; No Waiver...............39
         11.9       Governing Law................................39
         11.10      Charters and By-Laws.........................40
         11.11      Rules of Construction........................40
         11.12      Expenses.  ..................................40
         11.13      Attorneys Fees...............................40

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EXHIBITS

Exhibit 1.3 (A)    Articles of Merger
Exhibit 1.3 (B)    Plan of Merger
Exhibit 7.5        Form of Employment Agreement
Exhibit 8.2(c)     Opinion of Counsel to Parent
Exhibit 8.2(d)     Registration Rights Agreement
Exhibit 8.3(c)     Opinion of Counsel to Personal Electronics
Exhibit 8.3(g)     Indemnification Agreement
Exhibit 8.3(i)     Form of Tax Representation Letter
Exhibit 8.3(l)     Form of Pooling Representation Letter


SCHEDULES

Schedule 3.1 Personal Electronics Common Stock and Pro Forma Conversions to Parent Common Stock
Schedule 7.6       Options Issuable by Parent
Personal Electronics Disclosure Schedule

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                             INDEX OF DEFINED TERMS
                                                 Page

Act               ..................................1
Agreement         ..................................1
Annual Financial Statements.........................7
Average Closing Price Per Share.....................4
CERCLA            .................................11
Closing           ..................................2
Closing Date      ..................................2
COBRA             .................................15
Code              ..................................1
Confidential Information...........................26
Designee          .................................28
Effective Time    ..................................2
Employment Agreements..............................27
environment       .................................11
Environmental Law .................................11
ERISA             .................................14
ERISA Affiliate   .................................14
Exchange Act      .................................27
Exchange Ratio    ..................................4
Governmental Entity.................................7
Hazardous Substance................................11
Holder            .................................35
HSR Act           .................................18
include           .................................38
includes          .................................38
including         .................................38
Indemnification Agreement..........................33
Indemnification Threshold..........................37
Intellectual Property..............................10
Interim Personal Electronics Financial Statements...7
Inventory         .................................16
knowledge         .................................38
KPMG Peat Marwick .................................23
Lien              ..................................5
Losses            .................................37
made available    .................................38
material          .................................38
Material Adverse Effect............................38
Merger            ..................................2
Merger Consideration................................3
Merger Sub        ..................................1
Merger Sub Common Stock.............................4

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NASD              .................................22
Parent            ..................................1
Parent Balance Sheet Date..........................23
Parent Common Stock.................................1
Parent SEC Documents...............................22
Parent Stock Option Plans..........................21
PE Indemnified Parties.............................40
PE Shareholders   ..................................1
Personal Electronics................................1
Personal Electronics Authorizations.................9
Personal Electronics Common Stock...................5
Personal Electronics Disclosure Schedule............5
Personal Electronics Employee Plans................14
Pre-Closing Period.................................29
 Refund           .................................30
Registration Rights Agreement......................32
release           .................................11
Representatives   .................................26
Restricted Period .................................29
Restricted Securities..............................34
Returns           .................................13
SEC               .................................22
Securities Act    .................................16
Shareholder Indemnity Claim........................37
Surviving Corporation...............................2
Tax Items         .................................30
Tax Partnerships  .................................30
Taxes             .................................13
Third Party Intellectual Property Rights...........10

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of March 31, 1998, is among EFTC Corporation, a Colorado corporation ("Parent"), RM ELECTRONICS ACQUISITION CORPORATION, a New Hampshire corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and RM ELECTRONICS, INC., a New Hampshire corporation doing business as Personal Electronics, Inc. ("Personal Electronics").

                                    RECITALS

         A. The Boards of Directors of Parent and Personal Electronics have determined that a business combination between Parent and Personal Electronics is in the best interests of their respective companies and shareholders, and accordingly have approved this Agreement and the merger provided for herein whereupon Merger Sub shall merge with and into Personal Electronics upon the terms, and subject to the conditions, set forth herein. In addition, each of the shareholders of Personal Electronics (collectively, the "PE Shareholders") has approved this Agreement and the merger provided for herein.

         B. This Agreement, and the exhibits and schedules contemplated hereby, represent the entire transaction by which Parent is acquiring control of the business conducted by Personal Electronics in exchange for an aggregate of 1,800,000 shares, subject to adjustment as specified herein, of the Common Stock, $.01 par value, of Parent (the "Parent Common Stock").

         C. The merger is intended to qualify, for federal income tax purposes, as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code.

         D. Parent, Merger Sub and Personal Electronics desire to make certain representations, warranties and agreements in connection with the merger.

                                    AGREEMENT

         NOW,  THEREFORE,  in  consideration  of  the  foregoing,   and  of  the
representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement and the New Hampshire Business Corporation Act (the "Act"), at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into Personal Electronics in accordance herewith and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). Personal

Electronics shall be the surviving corporation in the Merger, and therefore is sometimes hereinafter referred to as "Surviving Corporation."

         1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203, at 10:00 a.m., local time, within three business days following the day on which the conditions set forth in Article VIII shall be fulfilled or waived in accordance herewith, or at such other time or date as Parent and Personal Electronics agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.3 Effective  Time.  If all the  conditions to the Merger set forth in
Article VIII shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article X, the parties hereto shall cause Articles of Merger and a Plan of Merger meeting the requirements of Section 2.93-A: 11.01 et seq. of the Act to be properly executed and duly filed in accordance with the Act on the Closing Date. Forms of the Articles of Merger and Plan of Merger are set forth hereto as Exhibits 1.3 (A) and (B). The Merger shall become effective at the time specified in the Articles of Merger on the date they are accepted for filing by the Secretary of State of the State of New Hampshire (the "Effective Time").

     1.4 Certain Tax Positions. The parties hereto intend the Merger to qualify, and will take the position for tax purposes that the Merger qualifies, as a non-taxable reorganization under Sections 368(a)(1)(A) and (a)(2)(E) of the Code.

         1.5 Effect of Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and Plan of Merger and the applicable provisions of the Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Personal Electronics and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Personal Electronics and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.


                                   ARTICLE II

                              SURVIVING CORPORATION

     2.1 Articles of Incorporation. At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be deemed amended as follows:

                  Article FOURTH of the existing Articles of Incorporation shall be amended in its entirety so that as amended it reads as follows:

                           "FOURTH: The number of shares the Corporation is
                  authorized to issue shall be: One thousand (1,000) shares all of which are of a par value of $.01 each, all are of the same class and are common shares."

and such Articles of Incorporation as in effect immediately prior to the Effective Time and as amended hereby, shall be the Articles of Incorporation of the Surviving Corporation until duly amended.

         2.2 Bylaws. At the Effective Time, the Bylaws of the Surviving Corporation shall be deemed amended and restated in the form of the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, until duly amended in accordance with applicable law.

     2.3 Directors. The directors of the Surviving Corporation shall be Jack Calderon, Stuart Fuhlendorf, Raymond Marshall and Robert Monaco.

     2.4 Officers. The officers the of Surviving Corporation shall be Jack Calderon, President, Stuart Fuhlendorf, Treasurer and Secretary, Raymond Marshall, Vice President and Assistant Secretary, and Robert Monaco, Vice President and Assistant Secretary.


                                   ARTICLE III

                        EFFECT OF MERGER ON CAPITAL STOCK

     3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Personal Electronics or the holders of any of the following securities all of the following shall occur:

         (a)      Conversion of Personal Electronics Common Stock.

                  (i) At the Effective Time, all issued and  outstanding  shares of Personal Electronics Common Stock (as defined in Section 4.2) shall no longer be outstanding, but instead shall be converted into the right to receive an aggregate of 1,800,000 shares of Parent Common Stock, subject to adjustment as follows (as adjusted, the "Merger Consideration")

                           (A) if the Average Closing Price Per Share (as defined below) is less than $13.89, the number of shares of Parent Common Stock constituting the Merger Consideration will be increased to a number equal to (i) $25,000,000, divided by
                  (ii) the Average Closing Price Per Share; and

                           (B) if the Average Closing Price Per Share is greater
                  than $16.67, the number of shares of Parent Common Stock constituting the Merger Consideration will be decreased to a number equal to (i) $30,000,000, divided by (ii) the Average Closing Price Per Share.

         Each share of Personal Electronics Common Stock will be converted into the right to receive a number of shares of Parent Common Stock equal to the aggregate number of shares of Parent Common Stock comprising the Merger Consideration divided by one hundred, rounded to the sixth decimal point (the "Exchange Ratio"). If, subsequent to the date of this

         Agreement but prior to the Effective Time, the outstanding shares of Parent Common Stock or Personal Electronics Common Stock are changed into a different number of shares as a result of a stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Personal Electronics Common Stock, as the case may be), subdivision, reclassification, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio shall be appropriately adjusted.

                  (ii) Schedule 3.1 sets forth all shares of Personal Electronics Common Stock outstanding as of the date of this Agreement, along with a calculation of the shares of Parent Common Stock issuable as of the Effective Time.

                  (iii) As used herein, the term "Average Closing Price Per Share" means the average closing market price per share for shares of the Parent Common Stock during the ten (10) consecutive trading days ending on the third trading day prior to the Effective Time, as reported by the Nasdaq Stock Market.

         (b) Fractional Shares. No fraction of a share of Parent Common Stock will be issued in the Merger. In lieu of such issuance, all shares of Parent Common Stock issued to the PE Shareholders pursuant to this Agreement shall be rounded up to the closest whole share of Parent Common Stock.

         (c) Capital Stock of Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Parent, Merger Sub or Personal Electronics, each issued and outstanding share of Common Stock, $.01 par value, of Merger Sub (the "Merger Sub Common Stock") shall be converted into one (1) share of the Surviving Corporation's Common Stock.

         3.2 Exchange of Certificates. At the Closing each of the PE Shareholders shall deliver to Parent stock certificates representing all of his shares of Personal Electronics Common Stock endorsed in blank or accompanied by duly executed assignment documents and Parent will deliver to each of the PE Shareholders, in exchange for such shares of Personal Electronics Common Stock so delivered, the number of shares of Parent Common Stock to which such stockholder is entitled pursuant to Section 3.1 (a) hereof.

         3.3 No Further Ownership Rights in Personal Electronics Common Stock. All shares of Parent Common Stock issued upon surrender for exchange of shares of Personal Electronics Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Personal Electronics Common Stock, and there shall be no further registration of transfers on the records of Surviving Corporation of shares of Personal Electronics Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PERSONAL ELECTRONICS

         Except as disclosed in a document of even date herewith and delivered by Personal Electronics to Parent prior to the execution and delivery of this Agreement and referring to the section number and subsection of the representations and warranties in this Agreement (the "Personal Electronics Disclosure Schedule"), Personal Electronics represents and warrants to Parent and Merger Sub as follows:

         4.1 Organization, Standing and Power. Personal Electronics is a corporation duly organized and validly existing under the laws of the State of New Hampshire, has the full corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect (as defined in Section 11.4) on Personal Electronics. Personal Electronics has delivered to Parent a complete and correct copy of its Articles of Incorporation and Bylaws, each as amended to date. Personal Electronics is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. The Personal Electronics
Disclosure Schedule lists a complete and correct list of the officers and directors of Personal Electronics.

         4.2      Capitalization; Shareholders.

         (a) The authorized capital stock of Personal Electronics consists of 300 shares of Personal Electronics Common Stock, no par value (the "Personal Electronics Common Stock"), of which there are issued and outstanding 100 shares.  There  are no  other  outstanding  shares  of  capital  stock  or other securities of Personal Electronics and no outstanding subscriptions, options, warrants, puts, calls, purchase or sale rights, exchangeable or convertible securities or other commitments or agreements of any nature relating to the capital stock or other securities of Personal Electronics, or otherwise obligating Personal Electronics to issue, transfer, sell, purchase, redeem or otherwise acquire such stock or securities. All outstanding shares of Personal Electronics Common Stock are duly authorized, validly issued, fully paid and non-assessable, are free and clear of any mortgage, pledge, lien, encumbrance, charge or other security interest (a "Lien"), except Liens created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Personal Electronics or any agreement to which Personal Electronics is a party or by which it is bound. There are not any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which Personal Electronics is a party or by which Personal Electronics may be bound obligating Personal Electronics to issue, deliver, or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Personal Electronics or obligating Personal Electronics to enter into such an option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. There are no contracts, commitments or agreements relating to voting, purchase or sale of Personal Electronics' capital stock (i) between or among Personal Electronics and any PE Shareholders and (ii) between or among any PE Shareholders, except for the shareholders named in the Personal Electronics Disclosure Schedule.

Personal Electronics does not have any outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of shares of Personal Electronics Common Stock on any matter.

         (b) Schedule 3.1 sets forth a true and complete list of the names of all the record holders of Personal Electronics Common Stock, together with the number of shares of Personal Electronics Common Stock held by each such holder. Except as set forth in Schedule 3.1, each holder so listed that is an individual is a competent adult and is the record and the beneficial owner of all shares or other equity securities so listed in his or her name, with the sole right to vote, dispose of, and receive dividends or distributions with respect to such shares. Each holder so listed on Schedule 3.1 that is an entity is the record and beneficial owner, or if a trust, its beneficiaries are the beneficial owners of, all shares or other equity securities so listed in its name, has the sole right to vote, dispose of, and receive dividends or distributions with respect to such shares, has the full power and authority, and has or will be fully empowered and authorized as of the Effective Time, to consummate the matters contemplated to be consummated by such holder herein.

         4.3 Subsidiaries. Personal Electronics does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         4.4      Due Authorization.

         (a) Personal Electronics has the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Personal Electronics. This Agreement has been duly executed and delivered by Personal Electronics and constitutes the valid and binding obligation of Personal Electronics enforceable against Personal Electronics in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar statutes or rules of law affecting creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement by Personal Electronics do not, and the consummation of the transactions contemplated hereby will not: (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Personal Electronics,
(ii) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to Personal Electronics or the properties or assets of Personal Electronics, or (iii) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of Personal Electronics pursuant to or require the consent or approval of any party to any mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise applicable to Personal Electronics or any of its properties or assets, except, in the case of this clause (iii) only, where such conflict, violation, default, termination, cancellation, acceleration or Lien would not have and could not reasonably be expected to have a Material Adverse Effect on Personal Electronics or prevent the consummation of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission, political subdivision or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Personal Electronics in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the filing of the Plan of Merger and the Articles of Merger as provided in Section 1.3 and such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Personal Electronics or prevent the consummation of transactions contemplated hereby.

         (b) All holders of Personal Electronics Common Stock have approved, by written consent or otherwise, this Agreement and the Merger in accordance with applicable law, and no other consent or approval of any holder of Personal Electronics Common Stock or other equity securities of Personal Electronics is required for Personal Electronics to execute and deliver this Agreement and consummate the transaction contemplated hereby. By virtue of such approval, no holder of Personal Electronics Common Stock or other equity securities of Personal Electronics has any right to dissent and obtain payment for such holder's shares under applicable law.

         4.5 Financial Statements. Personal Electronics has delivered to Parent true and complete copies of the unaudited balance sheet of Personal Electronics as of December 31, 1997 and related statements of income and cash flow for the year then ended (collectively, the "Annual Financial Statements"). Personal Electronics also has delivered to Parent true copies of the unaudited balance sheet of Personal Electronics as of February 28, 1998 and related statements of income and cash flow for the two months then ended (the "Interim Personal Electronics Financial Statements"). The Annual Financial Statements and the Interim Personal Electronics Financial Statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as indicated in the notes thereto and, in the case of the Interim Personal Electronics Financial Statements, that no notes are included) and fairly present the consolidated financial condition and operating results of Personal Electronics at the dates and during the periods indicated therein, subject, in the case of the Interim Personal Electronics Financial Statements, to normal, recurring year-end audit adjustments.

         4.6 Absence of Certain Changes. Except as specifically permitted by this Agreement or as set forth in the Personal Electronics Disclosure Schedule, since the date of the Annual Financial Statements, Personal Electronics has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Personal Electronics; or (ii) any of the following matters:

     (a) any material damage, destruction or loss (whether or not covered by insurance) to the properties and assets of Personal Electronics;

     (b) any Lien on any material asset other than those otherwise permitted by this Agreement;

     (c) any labor dispute, litigation or governmental investigation affecting the business or financial condition of Personal Electronics.

         4.7 Liabilities. Except as set forth in the Annual Financial Statements or the Personal Electronics Disclosure Schedule and except for liabilities or obligations incurred in connection herewith, and except for liabilities and obligations which, individually or in the aggregate, could not reasonably be expected to exceed $100,000, Personal Electronics does not have any liability or obligation of any nature (whether accrued, absolute, contingent, unliquidated, civil, criminal or otherwise, due or to become due) whether or not any such liability or obligation would have been required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles.

         4.8 Accounts Receivable. All of the accounts receivable shown on the balance sheet included in the Annual Financial Statements have been collected or are good and collectible in the aggregate recorded amounts thereof (less the allowance for doubtful accounts also appearing in such balance sheet and net of returns and payment discounts allowable by Personal Electronics' policies in each case as adjusted for the passage of time through the Effective Time in accordance with past practice) and can reasonably be anticipated to be paid in full in the ordinary course of business consistent with past practice without outside collection efforts, subject to no counterclaims or setoffs, except as recorded as accounts payable.

         4.9 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Personal Electronics, threatened against Personal Electronics or any of its assets and properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Personal Electronics. There is no judgment, decree or order against Personal Electronics, or, to the knowledge of Personal Electronics, any of its directors or officers (in their capacities as such), that could prevent consummation of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Personal Electronics.

         4.10  Restrictions  on  Business  Activities.   There  is  no  material
agreement,   judgment,   injunction,  order  or  decree  binding  upon  Personal
Electronics which has or reasonably could be expected to have the effect of prohibiting or impairing any current business practice of Personal Electronics, any acquisition of property by Personal Electronics or the conduct of business by Personal Electronics as currently conducted by Personal Electronics.

         4.11 Governmental Authorization. Personal Electronics has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization that is necessary for Personal Electronics to own or lease, operate and use its respective assets and properties and to carry on business as currently conducted (collectively "Personal Electronics Authorizations"), Personal Electronics has performed and fulfilled its obligations under the Personal Electronics Authorizations, and all the Personal Electronics Authorizations are in full force and effect, except where the failure to obtain or have any of such Personal Electronics Authorizations could not reasonably be expected to have a Material Adverse Effect on Personal Electronics.

     4.12 Contracts and Commitments. Except as set forth on the Personal Electronics Disclosure Schedule, Personal Electronics is not a party to any oral or written (a)(i) obligation for borrowed money, (ii) obligation evidenced by bonds, debentures, notes or other similar instruments, (iii) obligation to pay the deferred purchase price of property or services (other than trade accounts arising in the ordinary course of business), (iv) obligation under capital leases, (v) debt of others secured by a Lien on its property, (vi) guaranty of liabilities or obligations of others, (vii) agreement under which Personal Electronics is obligated to make or expects to receive payments in excess of $100,000 (other than purchase orders received by Personal Electronics from its customers in the ordinary course of business) or (viii) agreement granting any person a Lien on any of its properties or assets (except purchase money security interests created in the ordinary course of business consistent with past practice); or (b)(i) employment agreement or collective bargaining agreement or (ii) agreements that limit the right of Personal Electronics, or any of its employees to compete in any line of business; or (c) agreement that, after giving effect to the transactions contemplated hereby, purports to restrict or bind Parent or any of its subsidiaries, other than Surviving Corporation, in any respect (other than any such agreement that is not material to the continued operation and current business practices of Personal Electronics and does not affect any material customer relationship of Personal Electronics). True and complete copies of all agreements described in the Personal Electronics Disclosure Schedule have been delivered to Parent. Personal Electronics has not breached and is not in default of any of its obligations under each of such agreements. To the knowledge of Personal Electronics, all other parties thereto have complied in all material respects with the provisions thereof and such parties are not in breach or violation of, or in default (with or without notice or lapse of time, or both) under such agreements. With respect to such agreements, Personal Electronics has not received any notice of termination, cancellation or acceleration or any notice of breach, violation or default thereof.

         4.13 Title to Property. Personal Electronics has good and marketable title to all of its respective properties and assets, or in the case of leased properties and assets, valid leasehold interests in such properties, free and clear of any Lien except for Liens for Taxes not yet due and payable and except for such Liens or imperfections of title as do not materially detract from the value of or interfere with the current use of the properties or assets affected thereby. The plants, property and equipment of Personal Electronics that are used in the operations of its business are in good operating condition and repair, ordinary wear and tear excepted. The Personal Electronics Disclosure
Schedule identifies each parcel of real property leased by Personal Electronics. Personal Electronics does not own any real property.

         4.14     Intellectual Property.

         (a) Personal Electronics owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of Personal Electronics as currently conducted, except to the extent that the failure to have such rights could not reasonably be expected to have a Material Adverse Effect on Personal Electronics.

         (b) The Personal Electronics Disclosure Schedule lists: (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, which Personal Electronics considers to be material to its business and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which Personal Electronics is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all material licenses, sublicenses and other agreements as to which Personal Electronics is a party and pursuant to which Personal Electronics is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights"), in each case which are incorporated in, are, or form a part of any product or service of Personal Electronics.

         (c) To the knowledge of Personal Electronics, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Personal Electronics, or any trade secret material to Personal Electronics, by any third party, including any employee or former employee of Personal Electronics. Personal Electronics has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business, or contained in license agreements relating to Intellectual Property licensed to or by Personal Electronics in the ordinary course of business.

         (d) Personal Electronics is not, and will not be as a result of the execution and delivery of this Agreement or the performance of Personal Electronics' obligations under this Agreement be, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which could have a Material Adverse Effect on Personal Electronics.

         (e) Personal Electronics holds no material patents, registered trademarks, service marks or copyrights. Personal Electronics (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party or (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The manufacturing processes and design processes, if any, of Personal Electronics do not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

         (f) All of the employees, consultants and independent contractors of Personal Electronics that have participated in the development of Personal Electronics Intellectual Property, or any portion thereof, in any way have entered into agreements with Personal Electronics in the form provided to Parent, if any.

         4.15     Environmental Matters.

         (a) Personal Electronics has complied with, and is in compliance with, all Environmental Laws (as defined in this Section 4.15(a)) applicable to its current and prior business, properties and assets. No material permits, approvals, registrations, licenses or other authorizations are required by any Governmental Entity pursuant to any Environmental Law with respect to the business, operations, properties and assets, of Personal Electronics. There is no pending or, to Personal Electronics' knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry, information request or notice of potential liability by any Governmental Entity or third party, relating to any Environmental Law to which Personal Electronics is a party or, to Personal Electronics' knowledge, threatened to be made a party. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, order or judgment or the common law relating to protection of public health, safety or the environment or occupational health and safety, or that regulates, or creates liability for, releases or threatened releases of any Hazardous Substance. As used in this Section 4.15, the terms "release" and "environment" have the meanings set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), and "Hazardous Substance" means any substance regulated by, or the presence of which creates liability under, any Environmental Law (including without limitation CERCLA) and includes without limitation industrial, toxic or hazardous substances, pollutants and contaminants, oil or petroleum products, solid or hazardous waste, chemicals and asbestos.

         (b) Personal Electronics has not caused any, and to the knowledge of Personal Electronics there have been no, releases or threatened releases of any Hazardous Substance in violation of, or that could reasonably be expected to create any liability or responsibility for Personal Electronics under, any Environmental Law at any parcel of real property or any facility currently or formerly owned, leased, operated or controlled by Personal Electronics. Personal Electronics has not been required to give any notices to any Governmental Entity, with respect to any release or threatened release of Hazardous Substances caused by or known to Personal Electronics. Personal Electronics is not aware of any releases of Hazardous Substance at parcels of real property or facilities other than those presently or formerly owned, leased, operated or controlled by Personal Electronics that could reasonably be expected to have an impact on the real property or facilities owned, leased, operated or controlled by Personal Electronics.

         (c) The Personal Electronics Disclosure Schedule lists all environmental reports, investigations, audits or similar environmental documents in the possession of Personal Electronics with respect to the operations of, or real property owned, leased, operated or controlled by, or liabilities or obligations of, Personal Electronics (whether conducted by or on behalf of Personal Electronics or a third party and whether done at the initiative of Personal Electronics or directed by a Governmental Entity or other third party). True and complete copies of each such document have been provided to Parent.

     (d) Personal Electronics is not subject to, and is not reasonably expected to be subject to, any liability under any Environmental Law, that could reasonably be expected to have a Material

Adverse Effect, including without limitation liability arising out of the utilization by Personal Electronics of any transporter or facility used for treatment, recycling, storage or disposal.

         4.16     Taxes.

         (a) All material Returns required to be filed by or on behalf of Personal Electronics have been duly filed on a timely basis and such Returns (including all attached statements and schedules) are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Personal Electronics with respect to items or periods covered by the Returns (whether or not shown on or reportable on the Returns) for periods ending on or before December 31, 1996.

         (b) Personal Electronics has withheld and paid over all material Taxes required to have been withheld and paid over, and have complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with material amounts paid or owing to any employee, creditor, independent contractor, or other third party.

         (c) There are no Liens on any of the assets of Personal Electronics with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established.

         (d) Personal Electronics has made available to Parent true and complete copies of: (i) all federal and state income and franchise tax Returns of Personal Electronics for all periods since the date of formation of Personal Electronics, and (ii) all tax audit reports, work papers, statements of deficiencies, closing or other agreements received by the Personal Electronics relating to its Taxes.

     (e) Except as otherwise  disclosed on the Personal  Electronics  Disclosure
Schedule:

                  (i) no deficiencies have been asserted in writing and no written notice has been received by Personal Electronics with respect to the failure to file any Return or pay any Taxes; and

                  (ii) the amount of liability for unpaid Taxes of Personal Electronics for all periods ending on or before December 31, 1996 will not, in the aggregate, exceed the amount of the current liability accruals for Taxes (not including any reserve for deferred taxes established to reflect timing differences between book and tax income), as such accruals are reflected on the balance sheet of Personal Electronics as of such date.

         (g)      In this Agreement, any reference to

                  (i) the term "Taxes" shall mean all taxes, however, denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign Governmental Entity, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, and other obligations of the same or of a similar nature to any of the foregoing, which Personal Electronics is required to pay, withhold or collect; and

                  (ii) the term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

         4.17 S Corporation and Other Matters. Personal Electronics is, and at all times since its inception has been, an S Corporation within the meaning of
Section 1361 of the Code for federal income tax purposes. Personal Electronics has not filed as an S Corporation for applicable state income tax purposes in any state.

         4.18     Employee Benefit Plans.

         (a) The Personal Electronics Disclosure Schedule lists, with respect to Personal Electronics, and any trade or business (whether or not incorporated) that is treated as a single employer with Personal Electronics (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code:
(i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of $50,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Section 125 of the Code) or dependent care (Section 129 of the Code), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations remain for the benefit of, or relating to, any present or former employee, consultant or director (collectively, the "Personal Electronics Employee Plans").

         (b) Personal Electronics has furnished to Parent a copy of each of the Personal Electronics Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Personal Electronics Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500, including all schedules attached thereto and actuarial reports, if any, filed for the last three Plan years. Personal Electronics has furnished Parent with the most recent Internal Revenue Service determination letter issued with respect to each

Personal Electronics Employee Plan intended to be qualified under Section 401(a) of the Code (and each such Plan has received a favorable determination letter and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Personal Electronics Employee Plan subject to Section 401(a) of the Code), and all communications with respect to any plan described in Section 4.18(a) with the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation. Personal Electronics has never established or maintained in trust any Personal Electronics Employee Plan under Section 501(c)(9) of the Code.

         (c) (i) None of the Personal Electronics Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there have been no violations of applicable provisions of the Code or ERISA with respect to any Personal Electronics Employee Plan that could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Personal Electronics Employee Plan is in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have a Material Adverse Effect on Personal Electronics, and Personal Electronics and each ERISA Affiliate have no knowledge of any default or violation by any other party to any of the Personal Electronics Employee Plans, which default or violation could reasonably be expected to have a Material Adverse Effect on Personal Electronics; (iv) all material contributions required to be made by Personal Electronics or any ERISA Affiliate to any Personal Electronics Employee Plan have been made on or before their due dates; and (v) neither Personal Electronics nor any ERISA Affiliate has ever maintained or otherwise incurred any obligation under any plan subject to Title IV of ERISA. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Personal Electronics, is threatened, against or with respect to any such Personal Electronics Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor. Personal Electronics does not have any obligations under Section 4980A of the Code ("COBRA") with respect to any former employees or qualified beneficiaries thereunder, except as set forth in the Personal Electronics Disclosure Schedule.

         (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) entitle any current or former employee or other service provider or any director of Personal Electronics, or any ERISA Affiliate to severance benefits or any other payment (including unemployment compensation, golden parachute, bonus or otherwise),
(ii) increase any benefits otherwise payable or (iii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, service provider or director.

         (e) There has been no amendment to, written interpretation or announcement (whether or not written) by Personal Electronics, or any ERISA Affiliate relating to, or change in participation or coverage under, any
Personal Electronics Employee Plan which would increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Annual Financial Statements.

     4.19 Employee Matters. The Personal Electronics Disclosure Schedule lists all current employees of Personal Electronics and the remuneration and benefits to which such employees or any former employees are entitled. The Personal Electronics Disclosure Schedule also lists all employment contracts and collective bargaining agreements, and all pension, bonus, profit sharing, or other agreements or arrangements not otherwise described in Section 4.18 providing for employee remuneration or benefits to which Personal Electronics is a party or by which it is bound; to the knowledge of Personal Electronics all of these contracts and arrangements are in full force and effect, and neither Personal Electronics nor, to the knowledge of Personal Electronics, any other party is in default. There have been no claims of defaults and, to Personal Electronics' knowledge, there are no facts or conditions which if continued, with or without notice, will result in a default under these contracts or arrangements. There is no pending or, to Personal Electronics' knowledge, threatened labor dispute, strike, or work stoppage that could have a Material Adverse Effect on Personal Electronics. Personal Electronics is in compliance in all material respects with all current applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no pending, or to the knowledge of Personal Electronics, threatened claims against Personal Electronics under any workers compensation plan or policy or for long term disability.

         4.20 Interested Party Transactions. At the Effective Time, Personal Electronics will not be indebted to any shareholder, director, officer, employee or agent of Personal Electronics (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Personal Electronics, and there are no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended.

         4.21 Insurance. Personal Electronics has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Personal Electronics. The Personal Electronics Disclosure Schedule sets forth a true and complete listing of all such policies, copies of each of which have been provided to Parent. There is no material claim pending under any of such policies or bonds as to which Personal Electronics has received a denial, or, to Personal Electronics' knowledge, as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Personal Electronics is otherwise in compliance in all material respects with the terms of such policies and bonds. Personal Electronics has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. To the knowledge of Personal Electronics, each policy or bond is legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect following the consummation of the transactions contemplated hereby.

         4.22 Compliance With Laws. Personal Electronics has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on Personal Electronics.

         4.23 Major Customers. The Personal Electronics Disclosure Schedule contains a list of the customers of Personal Electronics for the most recent fiscal year that individually accounted for more than five percent of the total dollar amount of net sales, showing the total dollar amount of net sales to each such customer during each such year. Personal Electronics has no knowledge nor has it received notice from any of the customers listed on the Personal Electronics Disclosure Schedule, that any of the customers listed in the Personal Electronics Disclosure Schedule will not continue to be customers of Personal Electronics after the Closing.

         4.24 Suppliers. As of the date hereof, no supplier of Personal Electronics has indicated to Personal Electronics that it will stop, or decrease the rate of, supplying materials, products or service to Personal Electronics. Personal Electronics has not knowingly breached, so as to provide a benefit to Personal Electronics that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Personal Electronics.

         4.25 Inventory. All inventories of raw materials, work-in process and finished goods (including all such in transit) of Personal Electronics, together with related packaging materials (collectively, "Inventory"), reflected in the Interim Personal Electronics Financial Statements consist of a quality and quantity usable and saleable in the ordinary course of business, have commercial values at least equal to the value shown on such balance sheet (including any reserve for inventory written down therein, as adjusted for the passage of time through the Closing Date) or are subject to purchase obligations by customers or suppliers at such value and are valued in accordance with generally accepted accounting principles at the average cost. All Inventory purchased since the date of such balance sheet consists of a quality and quantity usable and saleable in the ordinary course of business, and is owned by Personal
Electronics. All work-in process contained in Inventory constitutes items in process of production pursuant to contracts or open orders taken in the ordinary course of business, from regular customers of Personal Electronics with no recent history of credit problems with respect to Personal Electronics; neither Personal Electronics nor any such customer is in material breach of the terms of any obligation to the other.

         4.26 Product Warranty and Product Liability. The Personal Electronics Disclosure Schedule contains a true and complete copy of Personal Electronics' standard warranty or warranties for its manufacturing services. There has been no variation from such warranties, except as set forth in the Personal
Electronics Disclosure Schedule. Except as stated therein, there are no warranties, commitments or obligations with respect to Personal Electronics' performance of services. The Personal Electronics Disclosure Schedule contains a description of all product liability claims and similar claims, actions, litigation and other proceedings relating to services rendered, which are presently pending or, to Personal Electronics' knowledge, threatened, or which have been asserted or commenced against Personal Electronics within the last five years, in which a party thereto either requests injunctive relief (whether temporary or permanent) or alleges damages (whether or not covered by insurance). There are no defects in Personal Electronics' manufacturing services that would materially adversely affect performance of products Personal Electronics manufactures or create an unusual risk of injury to persons or property. Personal Electronics' manufacturing services have been designed or performed so as to meet and comply with all governmental standards and specifications currently in effect, and have received all governmental approvals necessary to allow its performance.

         4.27 Minute Books. The minute books of Personal Electronics provided to Parent contain true and complete summaries of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Personal Electronics, and reflect all transactions referred to in such minutes accurately in all material respects.

         4.28 Brokers' and Finders' Fees. Except for commissions or fees payable to Broadview Associates LLC, Personal Electronics has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.29 Disclosure. None of the representations or warranties made by Personal Electronics herein or in the Personal Electronics Disclosure Schedule, or in any certificate furnished by Personal Electronics pursuant to this Agreement, when all such documents are read together in their entirety, contain or will contain at the Effective Time any untrue statement of a material fact, or omit or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. Personal Electronics has delivered true and complete copies of each document that Personal Electronics believes is responsive to the Due Diligence Information Request or the Supplemental Document and Information Request provided to Personal Electronics on March 17, 1998 and March 18, 1998, respectively.

         4.30 Hart-Scott-Rodino. None of Personal Electronics, the PE Shareholders or any of their respective affiliates is an "ultimate parent entity" within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder (the "HSR Act"), that has $10,000,000 of total assets or sales (as determined under the HSR Act), as of the date of any such ultimate parent entity's last regularly prepared balance sheet or as of the date hereof.

         4.31 Pooling-of-Interests Treatment. None of Personal Electronics or the PE Shareholders has actual knowledge of any condition that, known to them, would prevent Parent from accounting for the transactions provided for herein as a pooling of interests. Since December 31, 1995 (a) Personal Electronics has been autonomous and not a subsidiary or division of another company or part of an acquisition which was later rescinded, (b) there has not been any sale or spin-off of a significant amount of assets of Personal Electronics or any of its affiliates, other than in the ordinary course of business, (c) Personal Electronics has not acquired any of its capital stock, (d) any and all changes in the voting capital structure and the relative ownership of shares are described on the Personal Electronics Disclosure Schedule and none of such changes, if any, have been made in contemplation of a business combination and
(e) the compensation, dividends, or other receipt of cash by the PE Shareholders from Personal Electronics (whether received directly or indirectly) was not received in contemplation of a business combination, including the Merger.
Personal Electronics does not own and has not owned any of the outstanding shares of Parent Common Stock. Personal Electronics has not issued any of its capital stock pursuant to awards, grants or bonuses (other than pursuant to options listed on Personal Electronics Disclosure Schedule that were granted to key employees during the past two years in the ordinary course of the Personal Electronics business pursuant to a pre-existing option plan and prior to any contemplated business combination). All debt incurred by Personal Electronics to its shareholders and all payments made in connection therewith since December 31, 1995 are listed on Personal Electronics Disclosure Schedule. Personal Electronics has not incurred and repaid any indebtedness owed to any stockholder (other than debt incurred in the ordinary course and on terms and conditions consistent with the past practices of Personal Electronics). Personal Electronics does not lease any real estate from any stockholder or affiliates of Personal Electronics. Personal Electronics does not own or control any related business or operations. Parent will acquire all of the outstanding voting common stock of Personal Electronics as a result of the Merger. The exchange ratio of shares of common stock of Personal Electronics for shares of common stock of Parent is applicable to all common stockholders of Personal Electronics; consequently, the relative position of the stockholders of Personal Electronics within Parent will remain the same. Loans payable to the PE Shareholders could be deemed to represent equity interests in Personal Electronics; therefore, the only repayments to the PE Shareholders in 1998 were in accordance with the Personal Electronics Disclosure Schedule. Pursuant to a Contribution Agreement dated March 30, 1998, the remaining outstanding loan amounts have been contributed to the capital of Personal Electronics. Any compensation, dividends, or other receipt of cash by the PE Shareholders from PE (whether received directly or indirectly) from the period of initiation to consummation of the Merger is consistent in amount when compared to the established historical practice of Personal Electronics, considering increases in earnings of Personal Electronics and the tax obligations of its shareholders. Parent acknowledges that Parent is relying only on the representations and warranties of Personal Electronics and the PE Shareholders set forth in this Agreement as to whether the transactions provided for herein qualify for pooling-of-interests method of accounting.

         4.32 Applicability of Disclosure. An item disclosed in one section of the Personal Electronics Disclosure Schedule as an exception to one particular representation or warranty shall be deemed adequately disclosed on another section of the Personal Electronics Disclosure Schedule as an exception to the representations and warranties corresponding thereto if the applicability of such item to such other representations and warranties is reasonably apparent based solely on the information contained in Personal Electronics Disclosure Schedule; provided, however, that Personal Electronics shall use reasonable efforts to arrange the Personal Electronics Disclosure Schedule in paragraphs corresponding to the lettered and numbered paragraphs and to use cross-references as appropriate.

         4.33 Conduct of Business. Except as otherwise disclosed on the Personal Electronics Disclosure Schedule or as otherwise expressly contemplated hereby, since the date of the Annual Financial Statements, Personal Electronics has carried on its business in the usual, regular and ordinary course in substantially the same manner as theretofore conducted and used reasonable efforts to preserve intact its present business organizations, kept available the services of its present officers and key employees and preserved its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it. Except as otherwise disclosed on the Personal Electronics Disclosure Schedule or as otherwise expressly contemplated hereby, since the date of the Annual Financial Statements, Personal Electronics has not

     (a) acquired or agreed to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquired or agreed to acquire any assets, other than in the ordinary course of business consistent with past practice;

         (b) made or changed any material election in respect of Taxes, adopted or changed any accounting method in respect of Taxes, filed any material Return or any amendment to a material Return, entered into any closing agreement, settled any claim or assessment in respect of Taxes, or consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

         (c) revalued any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

     (d) delayed in the payment of any trade or other payables other than in the ordinary course of business consistent with past practice;

         (e) sold, leased or otherwise transferred or disposed of any property or asset other than for fair consideration or in the ordinary course of business consistent with past practice;

         (f) changed its accounting methods, practices or policies (including any change in depreciation or amortization policies or rates), except as described in the notes to the Annual Financial Statements;

         (g) declared, set aside, or paid any dividend or other distribution in respect of its capital stock, or made any direct or indirect redemption, retirement, purchase or other acquisition by Personal Electronics of any of its capital stock or other securities or options, warrants or other rights to acquire capital stock;

         (h) canceled any debt or waived or released any right or claim by Personal Electronics, other than in the ordinary course of business consistent with past practice;

         (i) made any payment, or discharged or satisfied any claim, liability or obligation, other than as reflected or reserved against in the Annual Financial Statements or the Interim Personal Electronics Financial Statements or in the ordinary course of business consistent with past practice; or

         (j) made any loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any person.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to Personal Electronics as follows:

         5.1 Organization, Standing and Power. Each of Parent and its subsidiaries, including Merger Sub, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has the full corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect on Parent. Merger Sub is a newly formed corporation that has not engaged in any business (other than certain organizational matters) since the date of its incorporation and was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any material obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

         5.2 Capitalization. The authorized capital stock of Parent consisted of 45,000,000 shares of Parent Common Stock and 5,000,000 shares of Preferred Stock, $.01 par value, of which, as of February 28, 1998, there were issued and outstanding 11,841,776 shares of Parent Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or other securities of Parent other than shares of Parent Common Stock issued after February 28, 1998 upon the exercise of options issued under Parent's Incentive Stock Option Plan and its Stock Option Plan for Non-Employee Directors (collectively, the "Parent Stock Option Plans") and other outstanding stock options granted by Parent to its and its subsidiaries' employees. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, all of which are issued and outstanding and are held by Parent. All outstanding shares of Parent and Merger Sub have been duly authorized, validly issued, fully paid and are non-assessable and free and clear of any Lien, except Liens created by or imposed upon the holders thereof. Except as disclosed in the Parent SEC Documents, all of the outstanding shares of capital stock of each subsidiary of Parent are duly authorized, validly issued, fully paid and nonassessable and are directly or indirectly beneficially owned, beneficially by Parent. As of February 28, 1998, Parent has reserved (a) 2,295,000 shares of Parent Common Stock for issuance to employees, directors and independent contractors pursuant to the Parent Stock Option Plans and (b) 678,800 shares of Parent Common Stock for issuance pursuant to other outstanding stock options granted to its and its subsidiaries' employees and (c) 80,000 shares of Parent Common Stock for issuance pursuant to certain Convertible Stock Purchase Warrants issued by Parent in connection with its initial public offering on March 10, 1994. Other than this Agreement, as disclosed in the immediately preceding sentence or as to additional shares to be authorized under employee benefit plans of Parent, there are no other options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any nature to which Parent or Merger Sub is a party or by which either of them is bound obligating Parent or Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, or repurchased, any shares of the capital stock of Parent or Merger Sub or obligating Parent or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Parent Common Stock to be issued pursuant to the Merger will, when issued, be duly authorized, validly issued, fully paid, and non-assessable.

         5.3 Due Authorization. Parent and Merger Sub have the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar statutes or rules of law affecting creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not: (a) conflict with or violate any provision of the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of Parent, as amended, the Articles of Incorporation or Bylaws of Merger Sub, or equivalent charter documents of any of Parent's subsidiaries, as amended, (b) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or the properties or assets of Parent or any of its subsidiaries, or (c) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of Parent or any of its subsidiaries pursuant to any mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise applicable to Parent or any of its subsidiaries or their properties or assets, except, in the case of this clause (c) only, where such conflict, violation, default, termination, cancellation or acceleration would not have and could not reasonably be expected to have a Material Adverse Effect on Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger and Plan of Merger as provided in Section 1.3, (ii) the filing of a Form 8-K with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. ("NASD") within 15 days after the Closing Date, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent or would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

         5.4 SEC Documents; Financial Statements. Parent has filed all forms, reports and documents required to be filed with the SEC and has furnished Personal Electronics with true and complete copies of its (a) Annual Report on Form 10-K for the fiscal years ended December 31, 1997 and December 31, 1996, as filed with the SEC, (b) Quarterly Reports on Form 10-Q for the quarter ended September 30, 1997, as filed with the SEC, (c) proxy statements related to all meetings of its shareholders (whether annual or special) since December 31, 1996, and (d) all other reports and registration statements filed by Parent with the SEC since December 31, 1996, except registration statements on Form S-8 (collectively, together with Parent's Form 10-K for the fiscal year ended December 31, 1997, as and when filed with the SEC, the "Parent SEC Documents"). As of their respective filing dates, the Parent SEC Documents were, or will be, prepared in all material respects in accordance with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents and (ii) did or will not at the time they were or are filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC. The annual and interim financial statements included in the Parent SEC Documents were and will be prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as indicated in the notes thereto) and fairly present or will fairly present the consolidated financial condition and operating results of Parent and its consolidated subsidiaries at the dates and during the periods indicated therein, subject, in the case of interim financial statements, to normal, recurring year-end audit adjustments.

         5.5 Absence of Certain Changes. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof, since September 30, 1997 (the "Parent Balance Sheet Date"), each of Parent and its subsidiaries has conducted its business in the ordinary course consistent with past practice and there has not occurred: (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Parent, (b) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Parent, or any direct or indirect redemption, retirement, purchase or other acquisition by Parent of any of its capital stock or (c) any change, or any development or combination of developments which would be required to be disclosed as a material change in response to Item 11(a) of Form S-3. Except as disclosed in such Parent SEC Documents, Parent is not aware of any facts which are reasonably likely to have a Material Adverse Effect on Parent.

         5.6 Compliance with Laws. Each of Parent and its subsidiaries has complied with, is not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Parent.

         5.7 Brokers' and Finders' Fees. Parent has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         5.8 Pooling-of-Interests Treatment. Parent has not taken or agreed to take any action, and Parent is not aware of any event or condition that would prevent Parent from accounting for the transactions provided for herein as a pooling-of-interests. Parent has been advised by its independent accountants KPMG Peat Marwick LLP ("KPMG Peat Marwick") that, based upon the information made available to KPMG Peat Marwick and assuming compliance by Parent, Personal Electronics and the PE Shareholders with their covenants herein and in the documents contemplated hereby, KPMG Peat Marwick concurs with Parent's management that the Merger qualifies for treatment for financial purposes as a pooling-of-interests.

         5.9 Reliance. The foregoing representations and warranties are being made by Parent and Merger Sub with the knowledge and expectation that Personal Electronics is placing reliance thereon.

         5.10     Terms of the Merger.

         (a) The terms of the Merger were negotiated at arm's length and we believe that the aggregate fair market value of the Parent Common Stock to be received by each PE Shareholder will be approximately equal to the aggregate fair market value of the Personal Electronics Common Stock surrendered in exchange therefor.

         (b) None of the compensation, if any, received by any shareholder-employee of Personal Electronics will be separate consideration for, or allocable to, any of their shares of Personal Electronics Common Stock; none of the shares of Parent Common Stock received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid by Parent to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         (c) Following the Merger, Personal Electronics will hold at least 90% of the fair market value of Merger Sub's net assets and at least 70% of the fair market value of Merger Sub's gross assets held immediately prior to the Merger, excluding shares of Parent Common Stock transferred to the PE Shareholders pursuant to the Merger. For purposes of this representation, amounts paid by Merger Sub to dissenters, amounts paid by Merger Sub to shareholders who receive cash or other property in lieu of fractional shares of Parent Common Stock or otherwise and amounts used by Merger Sub to pay reorganization expenses, will be included as assets of Merger Sub immediately prior to the Merger.

         (d) With respect to the Personal Electronics assets acquired in the Merger, following the Merger Personal Electronics will hold at least 90% of the fair market value of the net assets acquired in the Merger and at least 70% of the fair market value of the gross assets acquired in the Merger. For purposes of this representation, amounts used by Personal Electronics to pay reorganization expenses after the Merger will be included as assets of Personal Electronics acquired in the Merger.

         (e) Parent or a member of its qualified group (within the meaning of Treasury Regulation ss. 1.368-1(d)) will continue Personal Electronics' historic business or use a significant portion of Personal Electronics' historic business assets in a business.

     (f) Parent and Merger Sub will pay their respective expenses, if any, incurred in connection with the Merger.

         (g) There is no intercorporate indebtedness existing between Parent and Personal Electronics or between Merger Sub and Personal Electronics that was issued, acquired, or will be settled at a discount.

     (h) In the Merger, Parent will exchange shares of Parent Common Stock for Personal Electronics Common Stock.

         (i) Immediately after the Effective Time, Parent will not cause Personal Electronics to issue any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Personal Electronics that, if exercised or converted, would affect Parent's acquisition or retention of control of Personal Electronics, as defined in
Section 368(c) of the Internal Revenue Code.

         (j) Prior to the Merger, Parent will be in control of Merger Sub within the meaning of Section 368(c) of the Internal Revenue Code.

         (k) Neither Parent, Merger Sub, nor any other corporation related to Parent (within the meaning of Treasury Regulation ss. 1.368-1(e)) will purchase (for consideration other than stock permitted to be received without the recognition of gain or loss under Section 354 of the Internal Revenue Code) individually or in the aggregate and directly or indirectly, from the PE Shareholders in connection with the Merger shares of Personal Electronics or Parent stock having a value, as of the Closing, of more than 20% of the value of all of the formerly outstanding Personal Electronics stock as of the Closing. For purposes of this representation, shares of Personal Electronics stock purchased by a partnership will be deemed to have been purchased pro rata by the partners of the partnership.

         (l) Parent has no plan or intention to liquidate Personal Electronics; to merge Personal Electronics with or into another corporation (except for the Merger) unless Personal Electronics is the surviving corporation; to sell or otherwise dispose of the stock of Personal Electronics except for transfers of stock to corporations controlled by Parent; or to cause Personal Electronics to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Personal Electronics, or transfers of assets permitted by Treasury Regulation ss. 1.368-1(b)(4).

         (m)  Merger  Sub  will  have  no   liabilities   assumed  by   Personal
Electronics, and will not transfer to Personal Electronics any assets subject to liabilities, in the Merger.

         (n) Parent does not own, nor has it owned during the past five years, directly or indirectly, any shares of the stock of Personal Electronics.

         (o) Neither Parent nor Merger Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

         (p) Parent has no plan or intention to cause Personal Electronics to issue additional stock that would result in Parent losing control of Personal Electronics within the meaning of Section 368(c) of the Internal Revenue Code.


                                   ARTICLE VI

                         CONDUCT PRIOR TO EFFECTIVE TIME

         6.1 No Solicitation; Acquisition Proposals. Unless Parent informs Personal Electronics in writing that it does not intend to complete an acquisition of Personal Electronics or unless Parent ceases negotiations with Personal Electronics, Personal Electronics shall not, directly or indirectly, through any officer, director, employee, representative, agent, financial advisor or otherwise, solicit, initiate or encourage inquiries or submission of proposals or offers from any person relating to any sale of all or any portion of the assets, business, properties of (other than immaterial or insubstantial assets or inventory in the ordinary course of business), or any equity interest in, Personal Electronics or any business combination with Personal Electronics whether by merger, purchase of assets, tender offer or otherwise or participate in any negotiation regarding, or furnishing to any other person any information with respect to, or otherwise cooperate in any way with, or assist in, facilitate or encourage, any effort or attempt by any other person to do or seek to do any of the foregoing. Personal Electronics shall use reasonable efforts to cause all confidential materials previously furnished to any third parties in connection with any of the foregoing to be promptly returned to Personal Electronics and shall cease any negotiations conducted in connection therewith or otherwise conducted with any such parties.

         6.2 Notice of Breach. Each party hereto shall promptly give written notice to the others upon becoming aware of the occurrence or impending or threatened occurrence or nonoccurrence, of any event that could cause or constitute a breach of any of its representations, warranties or covenants hereunder.


                                   ARTICLE VII

                              ADDITIONAL COVENANTS

         7.1 Access to Information. Each party shall afford the other and its accountants, counsel and other representatives (collectively, "Representatives") full access during normal business hours (and at such other times as the parties hereto agree) during the period prior to the Effective Time to: (a) all of such party's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel of such party as the other party may reasonably request. Each party agrees to provide to the other and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and Personal Electronics shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations. No information or knowledge obtained in any investigation pursuant to this Section 7.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the Merger.

         7.2 Confidentiality. Each party hereto and its Representatives will treat as confidential and hold in confidence all information concerning the businesses and affairs of the other that is not already generally available to the public and is not otherwise known to the party to whom it was disclosed on a non-confidential basis ("Confidential Information") and refrain from using any Confidential Information except in furtherance of this Agreement or as required by law or regulation. In the event of the termination of this Agreement, each party will treat and hold as such all Confidential Information received from the other party hereto, refrain from using any of such Confidential Information and return or destroy, at the request of the other party, all tangible embodiments (and all copies) of such Confidential Information. In the event that a party is requested or legally required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such party will notify the other promptly of the request or requirement so that such other party may seek an appropriate protective order or waive compliance with the provisions of this Section 7.2. If, in the absence of a protective order or the receipt of a waiver hereunder, a party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such party may disclose the Confidential Information to the tribunal; provided, however, that such party shall use reasonable effort to obtain, at the request of the other party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as such other party shall designate.

         7.3 Publicity. Personal Electronics shall not, and shall use its reasonable efforts to cause its shareholders not to, issue, or cause or permit to be issued, any press release or otherwise make any public statement regarding the terms of this Agreement or the transactions contemplated hereby without Parent's prior written consent. Parent and Merger Sub shall consult with Personal Electronics before issuing any press release or otherwise making any public statement regarding the terms of this Agreement or the transactions contemplated hereby, except as required by law or regulation or its other legal obligations.

         7.4 Filings; Cooperation. Parent and Personal Electronics shall make, and cause their affiliates to make, all necessary filings with respect to the Merger and the other transactions contemplated hereby including those required under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations thereunder, and under applicable Blue Sky or similar securities laws, and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto to (a) comply as promptly as practicable with all governmental requirements applicable to the transaction and (b) obtain promptly all necessary permits, orders and other consents of Governmental Entities and consents of third parties necessary for the consummation of the Merger.

         7.5 Employment Matters. At the Effective Time, Parent will enter into employment agreements with each of Robert Monaco and Raymond Marshall (the "Employment Agreements"), which Employment Agreements shall be substantially in the form attached hereto as Exhibit 7.5.

         7.6 Stock Options. At the Effective Time, Parent will issue 260,000 non-qualified stock options to certain employees of Personal Electronics. Such stock options will not be issued or exercisable under Parent's Equity Incentive Plan (although the terms of such options will be identical to the terms applicable to options issued under Parent's Equity Incentive Plan). As soon as reasonably practicable after the Effective Time, Parent shall cause the Parent Common Stock issuable upon exercise of such options to be registered under the Securities Act on Form S-8. Schedule 7.6 hereto sets forth the names of the grantees, the number of options to be granted and the manner in which such options will vest. The exercise price of the options shall be the last closing sale price of the Parent Common Stock on the date of grant.

         7.7 Director Nominee. The PE Shareholders shall be entitled to designate one person for election to the Board of Directors of Parent (the "Designee") prior to Parent's Annual Meeting of Shareholders held next following the Effective Time. Unless waived by the Designee or unless the Designee has not been named within 10 days prior to the date Parent mails to shareholders its Proxy Statement for such Annual Meeting, Parent also shall take such action as may be reasonably necessary to nominate the Designee for election to the Board of Directors at such Annual Meeting.

         7.8      Further Assurances.

         (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

         (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent and the Surviving Corporation and the PE Shareholders shall take all such necessary action.

         (c) Personal Electronics and the PE Shareholders, on the one hand, and Parent on the other shall confirm and represent to one another, such factual matters as the other may reasonably request in order for each party to confirm that the Merger will qualify as a nontaxable reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

         (d) None of Parent, Merger Sub and Personal Electronics will (both before and after consummation of the Merger) take any actions, other than those contemplated by this Agreement, which would prevent the transaction effected through the Merger from qualifying as a reorganization under the provisions of
Section 368(a) of the Code.

         7.9      Certain Tax Matters.

         (a) Parent shall cause Personal Electronics to continue at least one significant historical business line of Personal Electronics, or shall use at least a significant portion of Personal Electronics' historical business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

         (b) The PE Shareholders shall retain and provide to Parent, and Parent will retain and provide to the PE Shareholders, any records or other information that may be relevant to any Return, audit or examination, proceeding, or determination that affects any amount required to be shown on any Return. Without limiting the generality of the foregoing, each party shall retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Returns, supporting work schedules, and other records or information that may be relevant to such Returns for all tax periods or portions thereof ending before or including the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

         (c)  Parent  shall  exercise   complete   control  over  the  handling,
disposition, and settlement of any governmental inquiry, examination, or proceeding that could result in a determination with respect to Taxes due or payable by Personal Electronics for any period ending on or after the Closing Date and the PE Shareholders shall exercise complete control with respect to any period ending prior to the Closing Date.

         (d) Parent shall pay any sales, use, transfer or documentary Taxes and recording and filing fees, incurred in connection with this Agreement and shall prepare and timely file all Returns with respect to such taxes and fees.

         7.10 Repayment and Cancellation of Notes. The parties hereto agree that not less than one day prior to the Effective Time, Personal Electronics shall be authorized to repay a portion of its note payable to the PE Shareholders in an amount equal to $1,300,000. The remaining principal balance of such notes shall be canceled and contributed to capital as of a date no later than the day prior to the Effective Time.

         7.11 Pooling-of-Interests. From and after the date hereof, and until the expiration of the Restricted Period (as defined below) neither Parent nor Personal Electronics shall or shall permit any of their subsidiaries or controlled affiliates to take, and Parent and Personal Electronics shall use their respective best efforts to cause their other affiliates not to knowingly take, any action, or fail to take any action, that would jeopardize the treatment of the Merger as a pooling-of-interests. As used herein, the term "Restricted Period" shall mean the period commencing on the date hereof and terminating on the date on which at least thirty days of combined operations are publicly announced by Parent in accordance with the provisions of Section 7.12 hereof.

         7.12 Publication of Financial Information. As promptly as reasonably practicable after the first complete fiscal quarter after the Effective Time that includes at least 30 days of combined operations of Personal Electronics and Parent, Parent will cause to be publicly reported in a Quarterly Report on Form 10-Q financial statements of Parent that include such combined operations.

         7.13     Allocation of Taxes.

                  (a) The PE Shareholders shall pay all Taxes of Personal Electronics allocable to any period ending on or before December 31, 1996 whether such Taxes are due before or after Closing. Subject to the provisions below, the Taxes allocable to any period ending on the day before the Closing Date (a "Pre-Closing Period") shall be determined on the basis of a closing of the books of Personal Electronics at the end of the day before the Closing Date.
                  (b) For purposes of paragraph (a), Taxes allocable to a Pre-Closing Period shall be determined in accordance with Section 1362 of the Code and the regulations thereunder.

                  (c) Personal Electronics shall include the income, gain, loss, deductions, credits, estimates, withholding amounts, tax information and similar items (collectively "Tax Items") of Personal Electronics for federal income tax purposes for all Pre-Closing Periods in the federal income tax return filed by Personal Electronics. Personal Electronics shall take no position on such returns that is materially inconsistent with past practice and that would materially adversely affect Parent or Personal Electronics after the Closing Date. The PE Shareholders shall prepare and deliver to Parent prior to filing, a draft return that demonstrates the activities and Tax Items of Personal Electronics for any other Pre-Closing Period if requested by Parent.

                  (d) To the extent any determination of Taxes with respect to Personal Electronics, whether as the result of an audit or examination, a claim for refund, the filing of an amended return, the application of an overpayment as an offset, or otherwise, results in a refund of Taxes paid by Personal Electronics (a "Refund"), the PE Shareholders shall be entitled to any part of such Refund attributable to a Pre-Closing Period (but only to the extent that the Refund amount that would otherwise be payable to the PE Shareholders exceed the amount for that Refund as reflected on the Closing Date Balance Sheet) and Parent shall be entitled to the balance of such Refund. The party receiving a Refund shall, within 10 days after receipt, pay over to the other party the portion of the Refund to which the other party is entitled under this paragraph (along with a proportionate share of any interest amounts received with the Refund).

                  (e) The PE Shareholders and Parent agree to give prompt notice to each other of any proposed adjustment to Taxes for any Pre-Closing Period. The PE Shareholders and Parent shall cooperate with each other in the conduct of any audit or other proceedings involving Personal Electronics for such periods and each may participate at its own expense, provided that Parent shall have the right to control the conduct of any such audit or proceeding.

                  (f) The PE Shareholders and Parent agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including access to books and records) relating to Personal Electronics as is reasonably necessary for the preparation of any Return, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment.

         7.14 Listing. Prior to the Effective Time, Parent shall have submitted an application to the Nasdaq Stock Market to list the shares of Parent Common Stock constituting the Merger Consideration and Parent shall use its reasonable best efforts to cause such application to become effective at or as soon as reasonably practicable following the Effective Time.


                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

         8.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party hereto to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of the parties hereto:

         (a) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger, nor any proceeding brought by any Governmental Entity, domestic or foreign, seeking any of the foregoing, shall be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

         (b) Parent, Personal Electronics and Merger Sub and their respective subsidiaries, if any, shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the federal securities and state Blue Sky laws.

         8.2 Additional Conditions to Obligations of Personal Electronics to Effect the Merger. The obligations of Personal Electronics to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Personal Electronics:

         (a) Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them on or prior to the Effective Time and the representations and warranties of Parent and Merger Sub in this Agreement shall be complete and correct in all material respects (or in all respects in the case of any representation or warranty that is qualified by its terms by a reference to Material Adverse Effect or otherwise the concept of materiality) when made and on and as of the Effective Time as though such representations and warranties were made on and as of such date.

         (b) Personal Electronics shall have received a certificate executed on behalf of Parent by its Chief Financial Officer certifying that the conditions specified in Section 8.2(a) have been fulfilled.

         (c) Personal Electronics shall have received a legal opinion of Holme Roberts & Owen LLP, counsel to Parent, substantially in the form attached hereto as Exhibit 8.2(c).

         (d) Parent shall have executed and delivered to the holders of Personal Electronics Common Stock an agreement with respect to demand and piggyback registration rights of such holders (the "Registration Rights Agreement"), substantially in the form of Exhibit 8.2(d) attached hereto.

         (e) Parent shall have executed and delivered to each employee who is to be a party thereto the Employment Agreement to be entered into by such employee pursuant to Section 7.5.

         (f) Parent shall have delivered written option agreements to the recipients specified on Schedule 7.6, evidencing the options to purchase Parent Common Stock specified on such Schedule.

     (g) There shall not have occurred any Material Adverse Effect on Parent.

         (h) Personal Electronics and the PE Shareholders shall have confirmed, to their reasonable satisfaction, that the Merger will qualify as a nontaxable reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

         (i) Personal Electronics shall have received a certificate, dated the Closing Date, of the Secretary or an Assistant Secretary of Parent certifying as to the resolutions of the Board of Directors of Parent attached thereto and to such other corporate proceeding relating to the authorization, execution and delivery of this Agreement as Personal Electronics may reasonably request.

         8.3 Additional Conditions to the Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent:

         (a) Personal Electronics shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Effective Time and the representations and warranties of Personal Electronics in this Agreement shall be complete and correct in all material respects (or in all respects in the case of any representation or warranty that is qualified by its terms by a reference to Material Adverse Effect or otherwise by the concept of materiality) when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time.

         (b) Parent shall have received a certificate, dated as of the Effective Time, executed on behalf of Personal Electronics by its President certifying that the conditions specified in Section 8.3(a) have been fulfilled.

         (c) Parent shall have received a legal opinion from Ropes & Gray, legal counsel to Personal Electronics, substantially in form attached hereto as
Exhibit 8.3(c).

         (d) Parent shall have been furnished with evidence satisfactory to it of (i) the consent of Salomon Smith Barney Inc. to the issuance of the Parent Common Stock comprising the Merger Consideration and (ii) the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any material contract of Personal Electronics or otherwise.

     (e) There shall not have occurred any Material Adverse Effect on Personal Electronics.

         (f) Parent shall have received letters of resignation, effective as of the Effective Time, executed and tendered by each of the then incumbent directors of Personal Electronics.

         (g) The PE Shareholders shall have (i) delivered to Parent certificates representing all of the issued and outstanding shares of Personal Electronics Common Stock pursuant to Section 3.2 and (ii) entered into an agreement regarding the indemnification of Parent and Merger Sub with respect to the representations, warranties and covenants of this Agreement (the "Indemnification Agreement"), which Indemnification Agreement shall be substantially in the form of Exhibit 8.3(g) attached hereto;

         (h) Each employee who is to be party thereto shall have executed and delivered to Parent, the Employment Agreement to be entered into by such employee pursuant to Section 7.5.

         (i) Parent shall have received from each of the PE Shareholders a letter substantially in the form of Exhibit 8.3(i) attached hereto, and Parent shall have confirmed, to its reasonable satisfaction, that the Merger will qualify as a nontaxable reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

         (j) Parent shall have received a letter from KPMG Peat Marwick, dated the Closing Date, to the effect that KPMG Peat Marwick concurs with Parent's management that the Merger qualifies for financial purposes as a pooling-of-interests.

         (k)  Personal   Electronics  shall  deliver  to  Parent  at  Closing  a
"Certificate of Nonforeign Status" under section 1445 of the Code in a form reasonably satisfactory to Parent.

         (l) KPMG Peat Marwick shall have received a pooling-of-interests representation letter, substantially in the form of Exhibit 8.3(l) attached hereto, dated as of the Closing Date, from the executive officers of Personal Electronics.

         (m) Parent shall have received a certificate, dated the Closing Date, of the Secretary or an Assistant Secretary of Personal Electronics certifying as to the resolutions of the PE Shareholders and the Board of Directors of Personal Electronics attached thereto and to such other corporate proceeding relating to the authorization, execution and delivery of this Agreement as Parent may reasonably request.


                                   ARTICLE IX

                            RESTRICTIONS ON TRANSFER

         9.1 Legends. Each certificate representing shares of Parent Common Stock issued in connection with the Merger (the "Restricted Securities") shall bear a legend to the following effect:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH RESTRICTIONS ON TRANSFERABILITY CONTAINED IN AN AGREEMENT RELATING TO THE SECURITIES AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND NO TRANSFER WILL BE RECOGNIZED UNLESS MADE IN COMPLIANCE WITH SUCH LAWS."

Any holder of Restricted Securities (a "Holder") who disposes of Restricted Securities in accordance with Section 9.2 shall be entitled to have Parent cause new certificates without legends to be issued promptly to the Holder in exchange for outstanding certificates with legends representing the disposed shares if:
(a) the opinion of counsel referred to in Section 9.2 is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act; (b) the transfer is in connection with a transaction intended to comply with Rule 144 and Rule 145 as promulgated by the SEC under the Securities Act, as such Rules may be amended from time to time, or any similar successor rule that may be promulgated by the SEC, or (c) an appropriate registration statement with respect to such Restricted Securities has been filed by Parent with the SEC and has been declared effective by the SEC.

         9.2 Notice of Proposed Dispositions. Each Holder of Restricted Securities by acceptance thereof shall agree to comply in all respects with the provisions of this Section 9.2. Prior to any proposed disposition of any Restricted Securities (unless there is in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement) the holder thereof shall give written notice to Parent of such Holder's intention to effect such disposition. Each such notice shall describe the manner and circumstances of the proposed disposition and shall be accompanied by either (a) a written opinion of legal counsel addressed to Parent and reasonably satisfactory in form and substance to Parent, to the effect that the proposed disposition of Restricted Securities may be effected without registration of such Restricted Securities or
(b) a "no action" letter from the SEC to the effect that such disposition without registration of such Restricted Securities will not result in recommendation by the staff of the SEC that enforcement action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to Parent. The provisions of this Section 9.2 shall not apply to Restricted Securities that are then freely tradeable pursuant to Rule 144(k) under the Securities Act, as amended from time to time, or any similar successor rule that may be promulgated by the SEC.


                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

     10.1 Termination. At any time prior to the Effective Time, this Agreement may be terminated:

         (a)      by mutual consent of Parent and Personal Electronics;

     (b) by either Parent or Personal Electronics, if, without fault of the terminating party, the Closing shall not have occurred on or before April 15, 1998;

     (c) by Parent, if any of the conditions specified in Section 8.3 have not been satisfied or waived at such time as such condition is no longer capable of satisfaction;

         (d) by Personal  Electronics,  if any of the  conditions  specified  in
Section 8.2 have not been satisfied or waived at such time as such condition is no longer capable of satisfaction;

         (e) by either Parent or Personal Electronics if the other shall have breached its respective representations, warranties, covenants or other obligations under Articles IV through VII in any material respect and such breach continues for a period of 10 days after receipt of notice of the breach from the non-breaching party hereto.

         10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or Personal Electronics or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of this
Section 10.2 and Section 7.2 (Confidentiality) and Article XI (General Provisions) shall remain in full force and effect and survive any termination of this Agreement.

         10.3 Amendment. The respective Boards of Directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Personal Electronics or Merger Sub shall not (a) alter or change the amount or kind of consideration to be received on conversion of the Personal Electronics

Common Stock, (b) alter or change any term of the Articles of Incorporation of Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the PE Shareholders or Parent without the prior written approval of the PE Shareholders and Parent.

         10.4 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.1 Survival of Representations and Warranties. The representations and warranties of Personal Electronics herein shall survive the Merger and continue in full force and effect until the earlier of the first anniversary of the Effective Time or the date on which the Company publishes audited financial statements for a period ending after the Effective Time, except those contained in Sections 4.15 and 4.16, which shall survive the Merger and continue in full force and effect for one year and that contained in the first sentence of
Section 4.17, which shall survive the Merger for any applicable statute of limitations. The PE Shareholders have agreed to indemnify Parent pursuant to the Indemnification Agreement, subject to the limitations contained therein. The representations and warranties of Parent and Merger Sub shall survive the Merger and continue in full force and effect until the earlier of the first anniversary of the Effective Time or the date on which the Company publishes audited financial statements for a period ending after the Effective Time, and Parent shall indemnify the PE Shareholders pursuant to Section 11.2, in each case subject to the limitations contained therein.

         11.2     Indemnification by Parent.

         (a) Indemnity Obligation of Parent. Parent hereby agrees to indemnify and hold each of the PE Shareholders harmless from, and to reimburse each of the PE Shareholders for, any Shareholder Indemnity Claims arising under the terms and conditions of this Agreement. For purpose of this Agreement, the term "Shareholder Indemnity Claim" shall mean any action, suit, proceeding, hearing, charge, complaint, claim, demand, injunction, judgment, order, decree, ruling, damage, dues, penalty, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, Liens, losses, expenses and fees, including court costs and attorneys' fees and expenses ("Losses") incurred by the PE Shareholders resulting from any breach of a representation, warranty or covenant (as such representation or warranty would read if all qualifications as to knowledge, materiality and Material Adverse Effect were deleted from it) of Parent or Merger Sub that is contained in this Agreement.

         (b) Limitation on Indemnification. Notwithstanding the foregoing, any claim for indemnification or breach of a representation, warranty or covenant (except breach of the representation and warranty contained in Section 5.10 and of the covenant contained in Section 7.8(d), which shall not be subject to the Indemnification Threshold (as hereinafter defined) or aggregate liability contained in this Section 11.2(b)) against Parent hereunder shall be payable by Parent only in the event, and to the extent, that the accumulated amount of claims in respect of Parent's obligations to indemnify hereunder shall exceed the amount of $250,000 in the aggregate (the "Indemnification Threshold"). In addition, the aggregate liability of Parent for amounts in excess of the Indemnification Threshold shall not exceed an amount equal to 10% of the product of the Average Price Per Share and the number of shares of the Parent Common Stock comprising the Merger Consideration determined pursuant to Section 3.1(a) unless such Losses are caused by or arise out of any breach that Parent intentionally failed to disclose at the time of the related representation was made or deemed made, in which case, the Indemnification Threshold shall not apply and there shall be no limitation on the aggregate liability of Parent hereunder.

         11.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail, return receipt requested, or sent via facsimile, with confirmation of receipt, to the parties at the following address or at such other address for a party as shall be specified by notice hereunder:

                  (a)      if to Parent or Merger Sub, to:

                           EFTC Corporation
                           9351 Grant Street, Suite 600
                           Denver, Colorado 80229
                           Attention:  Stuart W. Fuhlendorf
                           Facsimile No.:  (303) 280-8358

                           with a copy to:

                           Holme Roberts & Owen LLP
                           1700 Lincoln, Suite 4100
                           Denver, Colorado 80203
                           Attention:  Francis R. Wheeler
                           Facsimile No.:  (303) 866-0200

         (b)      if to Personal Electronics, to:

                           RM Electronics Inc.
                           1 Perimeter Road
                           Manchester, New Hampshire  03103
                           Attention:  Robert Monaco
                           Facsimile No.: (617) 624-8358
                           with a copy to:

                           Ropes & Gray
                           One International Place
                           Boston, Massachusetts
                           Attention:  Douglass N. Ellis, Esq.
                           Facsimile No.: (617) 951-7050

         11.4 Interpretation. When a reference is made in this Agreement to Exhibits, Articles or Sections, such reference shall be to an Exhibit, Article or Section to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party hereto to whom such information is to be made available. The table of contents, index of defined terms and Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge of a particular fact or matter after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

         11.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

         11.6 Entire Agreement; Nonassignability; Parties in Interest. This Agreement, the Registration Rights Agreement, the Indemnification Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Personal Electronics Disclosure Schedule and the other Schedules (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         11.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         11.8 Remedies Cumulative; No Waiver. Any and all remedies herein or in the Indemnification Agreement expressly conferred upon a party shall be the sole and exclusive remedy for all Losses or other liability sustained or incurred by the PE Shareholders as the result of any breach of a representation, warranty or covenant of Parent contained in this Agreement or in the Indemnification Agreement or any other document contemplated expressly hereby, other than the Registration Rights Agreement; provided that nothing herein shall be deemed to limit any right or remedy of the PE Shareholders based upon an assertion of fraud or other tortious acts. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

         11.9 Governing Law. The Merger shall be governed by the laws of the state of New Hampshire. All other aspects of this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado (without regard to the principles of conflicts of law thereof).

         11.10 Charters and By-Laws. The Surviving Corporation agrees that all rights to indemnification or exculpation now existing in favor of the employees, agents, directors or officers of Personal Electronics (the "PE Indemnified Parties") as provided in its Articles of Incorporation or By-Laws shall continue in full force and effect for a period of not less than six years from the Closing Date; provided, however, that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. Any determination required to be made with respect to whether a PE Indemnified Party's conduct complies with the standards set forth in the Articles of Incorporation or By-Laws of Personal Electronics or otherwise shall be made by independent counsel selected by the PE Indemnified Party reasonably satisfactory to the Surviving Corporation (whose fees and expenses shall be paid by the Surviving Corporation).

         11.11 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         11.12 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense; provided, however that Parent will pay all reasonable expenses incurred to complete an audit of the financial statements of Personal Electronics or to secure an accountant's letter regarding the treatment of the transaction as a pooling-of-interests.

         11.13 Attorneys Fees. In the event of any proceeding to enforce this Agreement, the prevailing party shall be entitled to receive from the losing party all reasonable costs and expenses, including the reasonable fees of attorneys, accountants and other experts, incurred by the prevailing party in investigating and prosecuting (or defending) such action at trial or upon any appeal.
         IN WITNESS WHEREOF, Personal Electronics, Parent and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.


                                            EFTC CORPORATION


                              By: /s/ Jack Calderon
                                            Name: Jack Calderon
                            Title: President and CEO



                                          RM ELECTRONICS ACQUISITION CORPORATION


                                          By: /s/ Stuart Fuhlendorf
                                              Name: Stuart Fuhlendorf
                                              Title: CFO



                                          RM ELECTRONICS, INC.


                                          By: /s/ Raymond Marshall
                                              Name: Raymond Marshall
                                              Title: President